EXHIBIT 4.4

                               AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT (this "Agreement") is made as of the 16th day of September, 1999, by and among Elliot Young & Associates, Inc., a Connecticut "S" corporation ("EYA"), Tracey E. Young, an individual ("Young", and together with EYA, the "Young Parties") and EP MedSystems, Inc., a New Jersey corporation ("EPMD").

                                   WITNESSETH:

     WHEREAS, EYA and EPMD entered into that certain Amended and Restated Consulting Agreement dated as of May 24, 1996 (the "Consulting Agreement") pursuant to Section 2(a) of which EPMD agreed to grant to EYA an option to purchase up to 150,000 shares of EPMD common stock in consideration of consulting services rendered by EYA ("EPMD's Section 2(a) Obligation");

     WHEREAS, Young and EPMD entered into that certain Stock Option Agreement dated as of August 31, 1995, as amended as of May 24, 1996 (the "Young Option Agreement") pursuant to which Young was granted an option to purchase up to 150,000 shares of EPMD common stock (the "Option") which Option is exercisable until August 31, 2000, at 5:00 p.m.;

     WHEREAS, pursuant to Section 4 of the Consulting Agreement, EYA agreed that the granting of the Option pursuant to the Young Option Agreement satisfied EPMD's Section 2(a) Obligation;

     WHEREAS, Young and EPMD entered into that certain Registration Rights Agreement dated as of May 24, 1996 (the "Young Registration Rights Agreement"), pursuant to which EPMD granted certain registration rights to Young with respect to the shares of EPMD common stock underlying the Option ("EPMD's Registration Obligations");

     WHEREAS, on or before September 29, 1999, EPMD will be filing a shelf registration with the Securities and Exchange Commission (the "SEC") on Form S-3 covering the registration under the Securities Act of 1933, as amended (the "Act"), of certain EPMD common shares (the "Registrable Securities") to be offered or sold on a delayed or continuous basis pursuant to Rule 415 of the Act (the "Shelf Registration Statement"); and

     WHEREAS, the parties agree (i) to reduce the shares underlying the Option from 150,000 shares to 112,500 shares and (ii) for EPMD to register all such 112,500 underlying shares on the Shelf Registration Statement to satisfy EPMD's Registration Obligations.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration contained herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Reduction of Shares Underlying the Option. Effective as of the date hereof, the shares of EPMD common stock underlying the Option are hereby reduced from 150,000 shares to 112,500 shares (the "Amended Option") and the Young Option Agreement is hereby amended to account for this reduction (the "Amended Yong Option Agreement").

     2. Satisfaction of EPMD's Registration Obligation. In full satisfaction of EPMD's Registration Obligations, EPMD shall include as Registrable Securities in the Shelf Registration Statement the 112,500 shares of EPMD common stock issuable upon exercise of the Amended Option pursuant to the Amended Young Option Agreement. EPMD shall maintain the effectiveness of the Shelf Registration Statement until such date as is the earlier of (i) the date on which all the Registrable Securities have been sold or (ii) the date on which all the Registrable Securities may be immediately sold without restriction and without registration under the Act. The Young Registration Rights Agreement is hereby amended consistent with the provisions of this Section 2.

     3. Release of the Young Parties to EPMD. On behalf of themselves as well as any third parties who could claim on their behalf either through subrogation rights or otherwise, each of the Young Parties do hereby fully and finally release, acquit and discharge EPMD and all of EPMD's parent or subsidiary corporations or divisions or partnerships or other affiliates as well as all of their officers, directors, stockholders, agents or employees of and from any and all claims, actions, suits or demands of any kind, nature or description whatsoever whether developed or undeveloped, accrued or unaccrued, either past, present or future, excepting only the Young Parties' rights under this Agreement.

     4. Release of EPMD to the Young Parties. On behalf of itself as well as any third parties who could claim on its behalf either through subrogation rights or otherwise, EPMD does hereby fully and finally release, acquit and discharge each of the Young Parties and all of the their parent or subsidiary corporations or divisions or partnerships or other affiliates as well as all of their officers, directors, stockholders, agents or employees of and from any and all claims, actions, suits or demands of any kind, nature or description whatsoever whether developed or undeveloped, accrued or unaccrued, either past, present or future, excepting only EPMD's rights under this Agreement.

     5. Representations and Warranties. The parties hereby represent and warrant to one another that (a) each has the requisite power and authority, and in the case of the corporate parties hereto, has the corporate power and authority to enter into and consummate this Agreement; (b) each has the requisite power and authority to execute, deliver and perform its obligations under this Agreement; (c) each has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and has duly and properly executed and delivered it; (d) this Agreement constitutes a valid and legally binding obligation of each party enforceable against it or him in accordance with its terms.

     6. Entire Agreement; No Waiver. This Agreement, together with the other documents referenced herein that this Agreement affects, modifies or amends, contain the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all previous understandings, arrangements and agreements in respect thereof, whether oral or written. Notwithstanding anything herein to the contrary, the terms and conditions contained in each of the Consulting Agreement, the Young Option Agreement and the Young Registration Rights Agreement shall continue to apply (to the extent effective) subject to the amendments and modifications of such terms and conditions provided for herein. No amendment, modification or other change of this Agreement shall be valid or binding upon a party against whom enforcement is sought unless set forth in a document duly executed by or on behalf of such party. No consent or waiver, express or implied, by a party to or of any breach by a party in the performance by it or he of any of its or his obligations hereunder shall be deemed or construed to be a consent or waiver to or of the breach in the performance by such party of the same or any other obligation of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not unless otherwise herein provided to the contrary constitute a waiver by a party of its, hers or his rights hereunder. All consents and waivers shall be in writing.

     7. Further Assurances. Without limiting the generality of any provisions of this Agreement, each party agrees that upon request of any other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby and to effectuate the purposes hereof.

     8. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, exclusive of its conflicts of laws provisions. Each of the parties hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts of the State of New Jersey, and waives any objection (on the grounds of lack of jurisdiction or forum non conveniens, or otherwise) to the exercise of such jurisdiction over it, him or her by such court.

     9. Notices. All notices or other communications provided for in this Agreement shall be deemed to have been duly given to a party if mailed by registered or certified mail, postage prepaid, or by Federal Express or similar overnight delivery service, or by facsimile transmission confirmed by first class mail. All notices or other communications shall be addressed to the parties as follows:

         If to EPMD:                EP MedSystems, Inc.
                                    100 Stierli Court, Suite 107
                                    Mount Arlington, New Jersey 07856
                                    Attention: President
                                    Facsimile No.: (973) 398-8636

         If to a Young Party:       c/o Elliot Young & Associates, Inc.
                                    65 South Main Street
                                    Sharon, Connecticut 06069
                                    Attention: President
                                    Facsimile No.: (860) 364-1510

     10. Miscellaneous. All of the representations, warranties, covenants and agreements of each of the parties contained in this Agreement shall survive indefinitely the execution, delivery and performance of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement. It shall not be necessary that any one counterpart be signed by the parties so long as each party shall have executed a counterpart. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective administrators, heirs, legatees, devisees, successors, and permitted assigns and designees. No party hereto may assign or delegate any of his or its rights, interests, liabilities or obligations under this Agreement by operation of law or otherwise. This Agreement is the result of negotiations among, and has been reviewed by each of the Young Parties, EPMD and, to the extent retained, their respective counsel. Accordingly, this Agreement shall be deemed to constitute a joint effort of the parties and shall not be construed more severely against any party.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the date first above written.

                                                ELLIOT YOUNG & ASSOCIATES, INC.


                                                By:/s/ Tracey E. Young
                                                   -------------------
                                                Name: Tracey E. Young
                                                Title: President


                                                /s/ Tracey E. Young
                                                ----------------------
                                                Tracey E. Young, individually


                                                EP MEDSYSTEMS, INC.


                                                By:/s/ David A. Jenkins
                                                   --------------------
                                                Name: David A. Jenkins
                                                Title: President